MPF® CONSOLIDATED INTERBANK AGREEMENT

by and between

FEDERAL HOME LOAN BANK OF ATLANTA
FEDERAL HOME LOAN BANK OF BOSTON
FEDERAL HOME LOAN BANK OF CHICAGO
FEDERAL HOME LOAN BANK OF DALLAS
FEDERAL HOME LOAN BANK OF DES MOINES
FEDERAL HOME LOAN BANK OF NEW YORK
FEDERAL HOME LOAN BANK OF PITTSBURGH FEDERAL HOME LOAN BANK OF SAN FRANCISCO FEDERAL HOME LOAN BANK OF TOPEKA

Dated as of July 22, 2016

“Mortgage Partnership Finance,” “MPF,” and “eMPF” are registered trademarks of the Federal Home Loan Bank of Chicago.

TABLE OF CONTENTS
MPF® CONSOLIDATED INTERBANK AGREEMENT                        1
RECITALS                                                1
ARTICLE I. DEFINITIONS                                    1
Section 1.1.     Certain Definitions                                1
ARTICLE II. FHLB PARTICIPATION IN THE MPF PROGRAM                1
Section 2.1.    Participation in the MPF Program                        1
Section 2.2.     Applicability of Agreement                            2
Section 2.3.    FHLB Guide                                    2
ARTICLE III. MPF PROVIDER RESPONSIBILITIES                    3
Section 3.1.    Services of the MPF Master Servicer                        3
Section 3.2.    Administration of Non-Member Servicers                    4
Section 3.3.    Loan Funding and Reporting Systems                    4
Section 3.4.    Reports                                    5
Section 3.5.    MPF Program System Enhancements                        5
Section 3.6.    Quality Control and Loss Mitigation                        5
Section 3.7.    Financial Reporting and Controls                        5
Section 3.8.    Support of MPF Bank PFIs                            5
Section 3.9.    Services of the Custodian                            5
Section 3.10.    Service Level Commitments                            5
ARTICLE IV. MPF BANK RESPONSIBILITIES                        6
Section 4.1.    Administration of the MPF Program                        6
Section 4.2.    Management of Assets                            6
Section 4.3.     Eligibility and Creditworthiness of PFIs                    6
Section 4.4.    Relationship of the Parties; Restrictions on Transfers            6
Section 4.5.    Loan Loss Reserves                                7
Section 4.6.    Extent of MPF Bank Responsibilities                        7
ARTICLE V. PROGRAM LOAN FUNDING AND PRICING    7
Section 5.1.     Execution of Master Commitments                        7
Section 5.2.     Pricing                                        7
Section 5.3.     Delivery Commitments                            8
Section 5.4.     Alternative Pricing by MPF Bank and Related Delivery Commitments    8
Section 5.5.     Transactional Relationships                            8

ARTICLE VI. SERVICING TRANSFERS BETWEEN PFIS OF DIFFERENT MPF
BANKS                                                9
Section 6.1.    Transfers of Servicing                                9
Section 6.2.    MPF Provider Reliance                            10
ARTICLE VII. MORTGAGE PARTICIPATIONS AMONG MPF BANKS            10
Section 7.1.     Sale and Purchase of Participations Among MPF Banks            10
Section 7.2.    Participation Provisions                            10
Section 7.3.     Participant Bank’s Representations                        15
Section 7.4.     Lead Bank’s Representations                            15
Section 7.5.     Covenants                                    15
Section 7.6.     Participant Bank’s Default                            15
Section 7.7.     Lead Bank’s Default                                16
ARTICLE VIII. ADDITIONAL PRODUCTS AND PROVIDER PROGRAM LOANS    16
Section 8.1.     Use of Additional Products and Provider Program Loans            16
Section 8.2.     Assignment of Master Commitments                        16
Section 8.3.     Sponsored Accounts                                17
Section 8.4.     Transfer of Servicing of Provider Program Loans                17
Section 8.5.     Participating in Additional Products                        17
ARTICLE IX. SERVICES FEES                                    17
Section 9.1.     MPF Membership Fee                            17
Section 9.2.     Transaction Services Fee                            17
Section 9.3.     Additional Services Fees                            18
Section 9.4.     Counterparty Fees                                18
ARTICLE X. MARKETING AND TRAINING                            18
Section 10.1.     MPF Program Marketing to Members                    18
Section 10.2.     Training                                    18
ARTICLE XI. MPF PROGRAM REPRESENTATIONS AND COVENANTS        18
Section 11.1.     Risk of Loss                                    18
Section 11.2.    Default by PFIs; Enforcement                        18
Section 11.3.     Use of Intellectual Property                            19
Section 11.4.     Authorization and Enforceability                        19
Section 11.5.     MPF Provider’s Representations and Warranties                19
Section 11.6.     Use of Proprietary Information and Confidentiality                19
Section 11.7.     Additional Covenants                                20

ARTICLE XII. INDEMNIFICATION AND EXCULPATION                    20
Section 12.1.     MPF Bank’s Indemnification Obligations                    20
Section 12.2.     MPF Provider’s Indemnification Obligations                    21
Section 12.3.     Participant Bank’s and Lead Bank’s Indemnification Obligations        21
Section 12.4.     Additional Product Indemnification Obligations                22
Section 12.5.     Engagement in the MPF Program Exclusion From Indemnification        22
Section 12.6.     Exculpations                                    23
ARTICLE XIII. TERM AND TERMINATION                            23
Section 13.1.     Term of Agreement and Termination                        23
Section 13.2.     Events of Default                                24
Section 13.3.     Termination and Other Remedies                        24
Section 13.4.    Obligations Regarding PFIs; Support for Program Loans            24
Section 13.5.     Survival                                    25
Section 13.6.    Termination Relating to Approved Non-Member Servicers            25
ARTICLE XIV. MISCELLANEOUS                                25
Section 14.1.    Notices                                    25
Section 14.2.     The Guides and Other Documents                        25
Section 14.3.     Addresses                                    26
Section 14.4.     Effect of Agreement                                26
Section 14.5.     Execution in Counterparts; Delivery of Signatures                26
Section 14.6.     Governing Law                                26
Section 14.7.    Severability of Provisions                            26
Section 14.8.     Successors and Assigns; No Third-Party Beneficiaries            27
Section 14.9.     Waivers and Amendments                            27
Section 14.10.     References to Sections, Exhibits and Agreement; Captions            27
Section 14.11.     Specific Performance                                27
Section 14.12.    Mediation of Disputes; Jurisdiction and Venue                27
Section 14.13.     No Joint and Several Liability; Necessary Parties                28
Section 14.14.    Amendment and Restatement                            28
Section 14.15.    Equal Treatment of MPF Banks                        28
ARTICLE XV. SIGNATURES                                    30

MPF® CONSOLIDATED INTERBANK AGREEMENT
This MPF Consolidated Interbank Agreement is entered into this 22nd day of July, 2016, (the “Effective Date”) by and among each of the Federal Home Loan Banks that execute this Agreement (each an “MPF Bank” and collectively the “MPF Banks”) and the Federal Home Loan Bank of Chicago in its capacity as the “MPF Provider”. Each of the MPF Banks and the MPF Provider shall hereinafter be referred to as a “Party” and collectively the “Parties”.

RECITALS

WHEREAS, the MPF Program is a program under which MPF Banks purchase residential mortgage loans originated pursuant to the requirements of the Guides from PFIs;

WHEREAS, each MPF Bank has entered into a separate Services Agreement, with the Federal Home Loan Bank of Chicago, in its capacity as the MPF Provider;

WHEREAS, the MPF Banks entered among themselves and with the MPF Provider into a Liquidity Option and Master Participation Agreement;

WHEREAS, the MPF Banks also entered among themselves and with the MPF Provider into Servicing Transfer Agreements;

WHEREAS, the MPF Banks desire to continue their participation in the MPF Program and to consolidate the MPF Agreements into this Agreement, to amend the provisions of the MPF Agreements in part and to transfer certain provisions of the MPF Agreements relating to operating and support procedures to the FHLB Guide, with the intention that this Agreement and the FHLB Guide supersede the MPF Agreements; and

WHEREAS, the MPF Banks intend that each Federal Home Loan Bank that desires to participate in the MPF Program become a Party to this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and agreements herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1.     Certain Definitions.
All capitalized terms used in this Agreement, which includes the recitals, shall have the meanings set forth in the Glossary of the FHLB Guide or in the Guides or as defined in this Agreement. In case of any conflict as to the meaning of a capitalized term, the definition in the Glossary of the FHLB Guide shall control.

ARTICLE II. FHLB PARTICIPATION IN THE MPF PROGRAM

Section 2.1.     Participation in the MPF Program.

Each Federal Home Loan Bank that executes this Agreement hereby agrees to participate in the MPF Program as an MPF Bank and to offer, at its election, Program Loan products to its PFIs under the terms and conditions of this Agreement and the FHLB Guide.

Section 2.2. Applicability of Agreement.

Each Party acknowledges and agrees that the terms of this Agreement and the FHLB Guide shall apply to all prior, existing and future Program Loans, Master Commitments, Delivery Commitments, participation rights and obligations and any Servicing transfer rights and obligations unless specified otherwise.

Section 2.3. FHLB Guide.

Each Party acknowledges and agrees that the terms of the FHLB Guide, as amended, restated, replaced or otherwise modified from time to time as specified in the FHLB Guide, are incorporated herein by reference and are made an integral part of this Agreement.

(a)Amendments or Supplements.    The    FHLB    Guide    may    be    amended    or supplemented from time to time as follows:

(1)Non-Substantive Revisions. Prior to issuing any non-Substantive Revisions to the FHLB Guide, the MPF Provider will consult with the Active MPF Banks after distributing a draft of the proposed non-Substantive Revisions to the Active MPF Banks for review. The MPF Provider will use commercially reasonable best efforts to balance differences of opinions among the Active MPF Banks, taking into account the direction or purpose of the overall MPF Program as established by the MPF Governance Committee, and abide by any additional obligation of the MPF Provider in determining whether and how to incorporate or address any comments from the Active MPF Banks concerning any non-Substantive Revisions. Upon receipt of any draft non- Substantive Revisions to the FHLB Guide, the Active MPF Bank must respond within fifteen Business Days unless a longer time for review and approval is allowed in the transmittal of the draft revisions, or otherwise approved by the MPF Provider in writing; provided, however, that non-Substantive Revisions which must be made to the FHLB Guide to comply with FHFA rules or regulations, third-party investors requirements, Applicable Law, or external matters beyond the control of the MPF Provider, may have a shorter review period, if needed to achieve compliance, but not less than two (2) Business Days (and, for the avoidance of doubt the MPF Provider shall be permitted to make any such revision notwithstanding whether the consent of the Active MPF Banks is obtained). An Active MPF Bank’s review of draft FHLB Guide non- Substantive Revisions and opportunity to comment will be considered completed if there is no response from the Active MPF Bank within the time period specified herein, in the transmittal or otherwise specified in writing by the MPF Provider. The MPF Provider may elect to publish the non-Substantive Revisions without additional review by the Active MPF Banks or, if the MPF Provider deems it appropriate, to provide the MPF Banks an additional review period. Any comments sent by any MPF Bank after publication of any revisions to the FHLB Guide will be logged in by the MPF Provider and considered for inclusion when future revisions are made to the FHLB Guide. If an Active MPF Bank determines the proposed revision should be classified as a Substantive Revision, that Active MPF Bank must object to the non-Substantive Revision classification within two (2) Business Days from receipt of the proposed revision. The MPF

Provider shall then (i) request the Active MPF Banks to review the proposed revision as a Substantive Revision pursuant to Section 2.3(a)(2) or (ii) refer the proposed revision to the MPF Governance Committee for further action. If the MPF Provider elects a Substantive Revision review, two (2) Business Days will be deducted from the review time provided in Section 2.3(a)(2).

(2) Substantive Revisions. Except for FHLB Guide revisions subject to Section 2.3(a)(3), Substantive Revisions may be made only with the approval of a super majority of the Active MPF Banks, which is defined as 66% of the Active MPF Banks (rounded up to the nearest whole number), (which approval may not be unreasonably withheld or delayed) after distributing a draft of the proposed Substantive Revisions to the Active MPF Banks for review. Upon receipt of any draft Substantive Revisions to the FHLB Guide, each Active MPF Bank must respond within ten (10) Business Days unless a longer time for review and approval is allowed in the transmittal of the draft Substantive Revisions or otherwise approved by the MPF Provider in writing. The MPF Provider shall be permitted to make any changes which must be made to the FHLB Guide to comply with FHFA rules or regulations, third-party investors requirements, Applicable Law, or external matters beyond the control of the MPF Provider without the majority approval of the Active MPF Banks; however, the MPF Provider shall circulate such revisions to the Active MPF Banks for review as provided for non-Substantive Revisions. No response or no substantive objection by an Active MPF Bank to a proposed Substantive Revision within the timeframe specified shall be considered an approval by such Active MPF Bank of the proposed Substantive Revision. In the event that circulation of additional draft Substantive Revisions are necessary, each Active MPF Bank shall respond within five (5) Business Days unless a longer time for review and approval is allowed in the transmittal of the draft Substantive Revisions or otherwise approved by the MPF Provider in writing. For the avoidance of doubt, any proposed revision to an Appendix to the FHLB Guide, including without limitation, to any forms or the Supplemental Information, shall be deemed a non-Substantive Revision.

(3) Revisions to MPF Membership Fee and Transaction Services Fee. Any FHLB Guide revisions related to the MPF Membership Fee or the Transaction Services Fee specified in ARTICLE IX will be decided by the MPF Governance Committee.

(b)Applicability of Amendments and Supplements. Unless otherwise specified, all amendments and supplements to the FHLB Guide shall apply to all existing Program Loans, Participation Interests, Master Commitments and Delivery Commitments.

ARTICLE III. MPF PROVIDER RESPONSIBILITIES

Section 3.1. Services of the MPF Master Servicer.

(a)The MPF Provider shall act as the Master Servicer for each MPF Bank with respect to all Program Loans funded or purchased by the MPF Bank pursuant to the MPF Program. The MPF Provider may discharge this duty by entering into a Master Servicing Agreement with any entity which the MPF Provider deems qualified to act as the MPF Master Servicer. The MPF Provider shall have direct and primary responsibility to the MPF Bank for the performance of the duties of the MPF Master Servicer under the Master Servicing Agreement.

The MPF Provider shall perform or cause to be performed the master servicing duties specified in the FHLB Guide, which shall be done in compliance with the provisions of the PFI Agreements, the Guides, and the Servicing Agreements.

(b)As part of its master servicing duties hereunder, the MPF Provider, for the benefit of each MPF Bank, shall use commercially reasonable efforts to enforce the obligations of the MPF Master Servicer under the Master Servicing Agreement in the same manner as the MPF Provider would act if the MPF Provider were the owner of the related Program Loans. Notwithstanding the MPF Provider’s delegation of master servicing obligations to the MPF Master Servicer pursuant to the Master Servicing Agreement, the MPF Provider shall not be relieved from its master servicing obligations hereunder, and the MPF Provider shall remain obligated and primarily liable to the MPF Bank for the master servicing of the Program Loans in accordance with the provisions of this Agreement; provided, however, that the MPF Provider’s liability arising from or related to its master servicing obligations under this Section 3.1 shall be limited solely to liability resulting from the MPF Provider’s or MPF Master Servicer’s negligence or willful misconduct.

Section 3.2. Administration of Non-Member Servicers.

(a)Election of Service. Each MPF Bank may elect, as part of the master servicing duties, that the MPF Provider administer Approved Non-Member Servicers on behalf of the MPF Bank in accordance with this Section 3.2 and as specified in the FHLB Guide. The MPF Bank shall indicate its election by consenting to the transfer of Servicing to an Approved Non-Member Servicer in accordance with the FHLB Guide.

(b)Administration of Approved Non-Member Servicers. The Parties agree that the MPF Provider shall administer Approved Non-Member Servicers on behalf of and for the benefit of the MPF Banks in accordance with the provisions of this Agreement and the FHLB Guide.

(c)Exercise of Administrative Authority. The MPF Provider agrees to exercise the authority granted to it under this Agreement and in the FHLB Guide to administer Approved Non-Member Servicers with appropriate consultation with the MPF Banks that own the affected Program Loans in accordance with the FHLB Guide, in the same manner and with the same care that the MPF Provider would exercise if it owned the assets. The MPF Provider will enforce the Servicing Agreements for the benefit of the MPF Banks that own the Program Loans that are serviced by the Approved Non-Member Servicers.

(d)Costs of Enforcement. Any and all liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees and other legal expenses) under this Section 3.2 incurred by any of the Parties in any effort to collect any amounts payable hereunder by another Party, shall be paid by the defaulting Party upon demand of the collecting Party whether or not suit is filed, together with interest thereon from the date due until paid at the MPF Bank Default Rate.

Section 3.3. Loan Funding and Reporting Systems.

The Parties agree that the MPF Provider shall maintain Program Loan purchase funding and reporting systems for use by the MPF Banks as specified in the FHLB Guide.

Section 3.4. Reports.

The MPF Provider agrees to provide the MPF Banks or their PFIs, as applicable, certain reports including PFI reports, management reports, online inquiries and electronic data transmissions as set forth in the FHLB Guide.

Section 3.5. MPF Program System Enhancements.

The Parties agree that changes and enhancements to the MPF Systems and Customized Enhancements shall be implemented as specified in the FHLB Guide.

Section 3.6. Quality Control and Loss Mitigation.

The MPF Provider will perform the same level of quality control review and loss mitigation oversight for the Program Loans acquired from the MPF Bank’s PFIs as the MPF Provider would perform if they were its own Program Loans as provided in the FHLB Guide. The Parties agree that quality control reviews for Program Loans shall be in accordance with the FHLB Guide.

Section 3.7. Financial Reporting and Controls.

The MPF Provider shall provide such reports on its financial reporting and controls as specified in the FHLB Guide.

Section 3.8. Support of MPF Bank PFIs.

The MPF Provider shall be responsible for providing the Operational Matters support to all MPF Banks’ PFIs by establishing an MPF Service Center. The MPF Provider shall ensure that the MPF Service Center is adequately staffed to service the MPF Bank PFIs in a commercially reasonable manner and with no less service than the MPF Provider would have provided if they were its own PFIs. The MPF Service Center operations shall be as described in the FHLB Guide.

Section 3.9. Services of the Custodian.

The MPF Provider shall act as the custodian for the MPF Bank with respect to all Program Loans funded or purchased by the MPF Bank pursuant to the MPF Program. The MPF Provider may discharge this custodian duty with the authority and rights provided to it and subject to the requirements specified in the FHLB Guide. The MPF Provider’s authority and rights shall include its ability to delegate, to one or more entities, its duties and obligations as custodian under the MPF Program. The MPF Provider shall have direct and primary responsibility to the MPF Bank for the performance of the duties of the Master Custodian under the Master Custodian Agreement.

Section 3.10. Service Level Commitments.

The MPF Provider agrees that it shall perform the services specified in this Agreement in accordance with the service levels set forth in the FHLB Guide.

ARTICLE IV. MPF BANK RESPONSIBILITIES

Section 4.1. Administration of the MPF Program.

Each MPF Bank agrees to administer its PFI Agreements in accordance with their terms, including the Guides, the FHLB Guide and all other incorporated documents. Each MPF Bank acknowledges that the MPF Provider and other MPF Banks have an interest in consistent implementation of the MPF Program, and as the drafter of the documents related to the MPF Program, the MPF Provider can provide an authoritative interpretation of such documents in the event of conflict with a PFI over their meaning. The obligations of each MPF Bank under this Section 4.1 shall survive termination of this Agreement.

Section 4.2. Management of Assets.

The PFIs that elect to service Program Loans are obligated under the terms of the PFI Agreements to perform all customary Servicing functions, including loss mitigation and property disposition, with respect to the Program Loans. Each MPF Bank shall have the responsibility for exercising commercially reasonable efforts to enforce the terms of the PFI Agreement and its PFIs’ compliance with the Guides, on behalf of itself, the MPF Provider and such other parties identified in the FHLB Guide.

Section 4.3. Eligibility and Creditworthiness of PFIs.

Unless otherwise stated in this Agreement, the approval of PFIs shall be as set forth in the FHLB Guide. Each MPF Bank shall be responsible for evaluating the eligibility, including the creditworthiness, of each of its PFIs for participation under the MPF Program for both Bank Program Loans and Provider Program Loans. However, any MPF Bank that has acquired or acquires a participation in Bank Program Loans or acquires Program Loans from MPF Bank PFIs shall be responsible for its own credit decision with respect to its investment in such assets. Consistent with applicable law and regulation and as provided in the FHLB Guide, each MPF Bank shall promptly provide notice to the MPF Provider of any material adverse change in the financial condition of any such MPF Bank’s PFIs of which it becomes aware and that such MPF Bank reasonably believes could result in the PFI’s breach of the PFI Agreement.

Section 4.4. Relationship of the Parties; Restrictions on Transfers.

(a)Each MPF Bank will receive and hold all receipts and collections with respect to the Program Loans funded through or purchased from such MPF Bank’s PFIs, for the benefit of itself and any other Participants, in accordance with their respective interests in the Program Loans. Except to the extent of its obligations under Section 3.9, the MPF Provider shall have no fiduciary duty to any MPF Bank. Except to the extent of its obligations under Section 13.4 of this Agreement, each MPF Bank shall have no fiduciary duty to the MPF Provider.

(b)Notwithstanding the foregoing, each MPF Bank agrees that it will not sell or transfer any of its interests in Program Loans or its rights under this Agreement, or any portion thereof, except (i) to another FHLB or member or housing associate of an FHLB, (ii) to an institutional third party investor approved of in writing by the MPF Provider, which approval shall not be unreasonably withheld, conditioned or delayed or (iii) to the PFIs providing the credit enhancement for such Program Loans; provided, however, that servicing must be provided by a PFI or an MPF Program approved Servicer, and unless such covenants and obligations have been assigned to another MPF Bank or other approved investor in such Program Loans, such MPF Bank shall continue to monitor the creditworthiness of its PFIs and, when appropriate to protect the interests of the holders of the Program Loans, obtain a perfected security interest in collateral to secure any of its PFIs’ obligations under their respective PFI Agreements. The MPF Provider will continue to provide MPF Product specific reports.

Section 4.5. Loan Loss Reserves.

Each MPF Bank shall maintain its own respective loan loss reserves with respect to the Program Loans.

Section 4.6. Extent of MPF Bank Responsibilities.

Unless specified otherwise, each MPF Bank’s responsibilities under this ARTICLE IV are only to the MPF Provider and not to any other MPF Bank.

ARTICLE V. PROGRAM LOAN FUNDING AND PRICING

Section 5.1. Execution of Master Commitments.

Each MPF Bank agrees to enter into each Master Commitment in accordance with the requirements of the FHLB Guide.

Section 5.2. Pricing.

(a)Pricing of Program Loans.    Each MPF Bank may use the Pricing Process as published by the MPF Provider in the FHLB Guide for setting the prices of the Program Loans which such MPF Bank acquires under the MPF Program or which its PFIs sell under any Additional Product on any Business Day. As long as the Pricing Process provides for the MPF Provider to publish suggested base prices for Bank Program Loans, (a) the MPF Provider will utilize a specified pricing methodology and assumptions approved by the MPF Governance Committee to determine such suggested base prices and (b) an MPF Bank will be deemed to have adopted such suggested base prices if such MPF Bank makes no adjustments to the suggested base prices during the period specified in the FHLB Guide.

(1)Under the Pricing Process, each MPF Bank shall be responsible for, and the following shall be deemed to be in the control of each MPF Bank:

(i)setting its own prices for Delivery Commitments whether by adjustment to or adoption of suggested base prices;

(ii)	adopting a suggested base price as such MPF Bank’s price;

(iii)	the accuracy of data input by such MPF Bank;

(iv)	any errors or omissions by such MPF Bank in inputting data; and

(v)	such MPF Bank’s use of the Pricing Process.

(2)Under the Pricing Process, the MPF Provider shall be responsible for, and the following shall be deemed to be in the control of the MPF Provider:

(i)employing the prices set by each MPF Bank for the indicative prices it posts to the eMPF website in accordance with the FHLB Guide;
(ii)employing the prices set by each MPF Bank in the issuance of Delivery Commitments under such MPF Bank’s Master Commitments; and

(iii)	publishing pricing for Provider Program Loans in accordance with the
FHLB Guide.

Section 5.3. Delivery Commitments.

(a) As provided in the Guides, the MPF Service Center will publish Rate and Fee Schedules for each MPF Bank’s PFIs employing the prices set by such MPF Bank. Rate and Fee Schedules are subject to change as provided for in the Guides. Delivery Commitments will be managed as specified in the Guides and the FHLB Guide.

Section 5.4. Alternative Pricing by MPF Bank and Related Delivery Commitments.

(a)    Election of Alternative Pricing by MPF Bank.    Each MPF Bank may elect to create MPF Bank Base Price Schedules in accordance with the applicable provisions in the FHLB Guide. An MPF Bank shall indicate its election to create MPF Bank Base Price Schedules by executing the election form specified in the FHLB Guide (and delivering such form to the MPF Provider) and upon such election such MPF Bank agrees to be subject to the alternative pricing provisions specified in the FHLB Guide and such MPF Bank commits to utilizing its MPF Bank Base Price Schedules on a daily basis and as a regular course of business except for emergencies or as otherwise agreed to by the MPF Provider and such MPF Bank.

Section 5.5. Transactional Relationships.

(a)Maintenance of Accounts at the MPF Provider. Each MPF Bank will establish and maintain a Clearing Account with the MPF Provider.

(b)Funding of Payment Obligations. The MPF Provider hereby consents to each MPF Bank withdrawing funds from such MPF Bank’s Clearing Account from time to time to satisfy the MPF Provider’s payment obligations under this Agreement. Each MPF Bank hereby consents to the MPF Provider withdrawing funds from such MPF Bank’s Clearing Account from time to time to satisfy the MPF Bank’s obligations to pay any fees and any other payment obligation under this Agreement.

(c)Interest on Clearing Account. In accordance with the Master Transactions Agreement between the MPF Provider and each MPF Bank, the MPF Provider will credit to each MPF Bank’s Clearing Account interest on the outstanding balance thereof from time to time in accordance with the Master Transactions Agreement at the MPF Bank Rate. In the event that any withdrawal from an MPF Bank’s Clearing Account shall cause the balance in such account to become negative, such deficit shall be deemed a loan from the MPF Provider to such MPF Bank, payable upon demand and bearing interest at the MPF Bank Default Rate as defined in the Glossary of the FHLB Guide.

ARTICLE VI. SERVICING TRANSFERS BETWEEN PFIS OF DIFFERENT MPF BANKS

Section 6.1. Transfers of Servicing.

(a)The Parties hereby agree that any voluntary or involuntary transfers of Subject Servicing (i) between a PFI of an MPF Bank to a PFI of a different MPF Bank, (ii) from any Person acting as a receiver, trustee or conservator (or similar function) of a PFI of an MPF Bank to a PFI of a different MPF Bank, or (iii) from an MPF Bank to a PFI of a different MPF Bank, shall all be generally in accordance with this Agreement and specifically in accordance with this ARTICLE VI and the related provisions of the FHLB Guide.

(b)Consent to Transfers of Servicing. The Parties agree to consent to any voluntary or involuntary transfer of Subject Servicing in accordance with the requirements specified in the FHLB Guide. The Parties further agree that such consent shall constitute the order of both applicable MPF Banks to the MPF Provider to treat the Assuming PFI as the Servicer of the Serviced Mortgages delivered under the Master Commitment referenced therein, for the purposes of (i) debiting and crediting the Owner Bank’s and Assisting Bank’s respective Clearing Accounts with the MPF Provider with respect to the Serviced Mortgages, (ii) providing MPF Program reports to the applicable MPF Banks with respect to the Serviced Mortgages, and (iii) providing Services under this Agreement with respect to the Serviced Mortgages.

(c)Credit Enhancement Transfers. The Parties agree that in relation to Conventional Bank Program Loans, Credit Enhancements shall be transferred in accordance with the requirements specified in the FHLB Guide.

(d)Assisting Bank Obligations and Responsibilities.    The Parties agree that an Assisting Bank’s obligations and responsibilities in relation to the Subject Servicing of the Serviced Mortgages shall be in accordance with the requirements specified in the FHLB Guide.

(e) Review of Assisting Bank’s Books and Records .    The Parties agree that an Assisting Bank’s books and records may be reviewed, with respect to its obligations and responsibility for the Subject Servicing of the Serviced Mortgages, as provided in the FHLB Guide.

(f) Agreement Regarding Use of Assisting Bank’s Clearing Account .    It is understood and agreed that the directions to the MPF Provider set forth in Section 6.1(b) hereof regarding debiting and crediting the Owner Bank’s and Assisting Bank’s Clearing Accounts with respect to the Serviced Mortgages require the MPF Provider to send general ledger entries to the Owner Bank’s and Assisting Bank’s respective general ledgers by means of electronic file reports to reflect the Owner Bank’s interests in, and the Selling PFI’s obligations with respect to, the Serviced Mortgages. Further, it is agreed that the Owner Bank shall have no interest in the Assisting Bank's Clearing Account except as specifically set forth in this Agreement or as may be provided in separate agreements between the Owner Bank and the Assisting Bank. The Owner Bank and Assisting Bank agree that in the event that any debit to the Assisting Bank’s Clearing Account pursuant to this Agreement causes the balance of such account to become negative, the Owner Bank and the Assisting Bank shall reconcile the funds and the MPF

Provider shall make the appropriate debits and credits to the Owner Bank’s and Assisting Bank’s Clearing Accounts to reflect such reconciliation, and further, if such deficit was not the result of the Assisting Bank’s error or omission, then, in such event, the Owner Bank shall be solely liable for any interest, fees or penalties assessed on such deficit by the MPF Provider; provided, however, that if the deficit was solely the result of the MPF Provider’s error or omission, no interest, fees or penalties shall be assessed on such deficit.

(g) Termination of Assuming PFI’s Servicing Responsibilities . The Parties agree that termination of an Assuming PFI’s Subject Servicing shall be in accordance with the provisions of the FHLB Guide.

(h)Value of Servicing Rights as Collateral for PFI Obligations. The Parties agree that the value and extent of the Servicing Rights as collateral for an Assuming PFI’s obligations and the rights and obligations of any Party with respect to such collateral shall be determined in accordance with provisions of the FHLB Guide.

(i)CE Collateral and Additional Collateral. The Parties agree that the extent and method that CE Collateral or additional collateral held by an Assisting Bank to secure an Assuming PFI’s obligations to the Assisting Bank and Owner Bank shall be applied or apportioned between the Assisting Bank and the Owner Bank in accordance with provisions of the FHLB Guide. It is understood and agreed that the Assisting Bank will comply with the Acquired Member Assets Regulation (12 CFR § 955.3 or any successor regulation) with respect to requiring the Assuming PFI to pledge collateral to secure its CE obligations.

Section 6.2. MPF Provider Reliance.

The MPF Provider shall have the right to rely on any executed Consent to Sale or Consent to Transfer in dealing with the Owner Bank and the Assisting Bank specified therein, including, without limitation, in debiting and crediting their respective Clearing Accounts.

ARTICLE VII. MORTGAGE PARTICIPATIONS AMONG MPF BANKS

Section 7.1. Sale and Purchase of Participations Among MPF Banks.

The Parties hereby agree that the sale and purchase of Participation Interests among MPF Banks and related support services provided by the MPF Provider shall be generally in accordance with this Agreement and specifically in accordance with this ARTICLE VII and the related provisions of the FHLB Guide. MPF Banks may contract directly with each other for the sale and purchase of participations, provided, however, that the MPF Provider acknowledges such agreements and the services the MPF Provider provides to support such agreement align with the framework of this Agreement.

Section 7.2. Participation Provisions.

(a)Participation Interest. Subject to the provisions of this ARTICLE VII and the participation provisions specified in the FHLB Guide, the Lead Bank hereby sells and assigns to the Participant Bank, and the Participant Bank hereby purchases and accepts from the Lead Bank, a Participation Interest in its Designated Loans, the Notes and the other Loan Documents evidencing and securing such Designated Loans upon the terms and conditions stated herein as further evidenced by a Participation Certificate. THIS SALE IS MADE BY THE LEAD BANK WITHOUT RECOURSE, REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, EXCEPT AS MAY OTHERWISE BE EXPRESSLY CONTAINED HEREIN.

(1)The execution of this Agreement, the performance of the terms or provisions hereof, and the performance or exercise of any obligations or rights pursuant hereto (including, without limitation, the Participant Bank’s purchase of and ownership interest in its Participation Interest in any Designated Loan and any Loan Documents) shall not cause the Participant Bank to be deemed the owner, holder, purchaser or seller of any security (as that term is defined in the Securities Act of 1933 or the Securities Exchange Act of 1934) issued, owned, purchased or sold by the Lead Bank, either as principal or as agent for the Borrower.

(2)The Participant Bank is purchasing and acquiring legal and equitable ownership of its Participation Interest in the Designated Loans and is not making a loan to the Lead Bank, and no debtor-creditor relationship exists between them as a result of the terms of this ARTICLE VII.

(b)Loan Fees. The Participant Bank shall be entitled to its Participation Interest in any Loan Fees received by the Lead Bank in connection with any Designated Loan. The Lead Bank will pay such amount to the Participant Bank promptly upon the Lead Bank’s receipt of such Loan Fees. The Participant Bank shall be entitled to its Participation Interest in any prepayment premium received by the Lead Bank in connection with a Designated Loan.

(c) Participant Bank’s Right to its Share of Principal and Interest Payments . After the purchase by the Participant Bank of its Participation Interest with respect to a Designated Loan and the funding of such Designated Loan to or for the benefit of the Borrower or acquisition by the Lead Bank, Participant Bank shall be entitled to its Participation Interest in all principal and interest received by Lead Bank with respect to such Designated Loan, subject to its obligation to pay its share of (i) the Credit Enhancement Fees payable under the applicable PFI Agreement,
(ii) Agent Fees under the PFI Agreement, (iii) all other costs and expenses incurred or payable by the Lead Bank in respect of such Designated Loan or the Master Commitment or PFI Agreement to which such Designated Loan relates, and (iv) all Administrative Costs; however, the foregoing shall be subject to the allocation of Realized Losses as provided for in Section 7.2(e). Furthermore, if at any time, all or any of the amounts payable by the Lead Bank described in clauses (i) through (iv) above shall be in excess of principal and interest received by the Lead Bank at such time, the Participant Bank will pay the Participant Bank’s Share of such amounts to the Lead Bank upon demand.

(d)Collections, Disbursements to Participant Bank and Administration. The collections, distribution, allocation or rescission of payments and any and all administration matters relating to the Participation Interest and the Designated Loans shall be as specified in the FHLB Guide. Administration matters include powers granted to, and obligations of, the Lead Bank or MPF Provider to effectuate the collections, distribution, allocation or rescission of payments relating to the Participation Interest and Designated Loans.

(e)	Allocation of Realized Losses.

(1)Allocation of Realized Loss for Participations On or After January 1, 2010. This Section 7.2(e)(1) is applicable only to participations under Master Commitments entered into on or after January 1, 2010, and notwithstanding the transfer of the Participation Interest in the Designated Loans of any Master Commitment to the Participant, the Parties acknowledge that their respective First Loss Accounts must absorb any Realized Losses for that Master Commitment whether arising from the Designated Loans or not, further that all Realized Losses occurring after exhaustion of all Participants’ First Loss Accounts shall be paid by the applicable PFI to the extent of its Credit Enhancement obligation on a first come, first paid basis, and that recovery or recoupment of Realized Losses from performance-based Credit Enhancement Fees under certain MPF Program products is described in the FHLB Guide. The administration of Realized Losses under this Agreement is illustrated in the FHLB Guide. In addition and without limiting the forgoing, the Parties acknowledge and agree that Realized Losses for each Master Commitment subject to Participation Interest shall be shared as follows:

(i)first from any Reported Gain available for the Master Commitment;
(ii)second from the Participants’ First Loss Accounts on a Pro Rata Basis until such accounts are exhausted;

(iii)	third from the Credit Enhancement obligation of the applicable PFI, if any;
and
(iv)     lastly, any Residual Realized Losses shall be shared by the Participants on a Pro Rata Basis.

(2)Allocation of Realized Loss for Participations Prior to January 1, 2010. This Section 7.2(e)(2) is applicable only to participations under Master Commitments subject to Designated Delivery Commitments entered into prior to January 1, 2010, and notwithstanding the transfer of the Participation Interest in the Designated Loans of any Master Commitment to the Participant Bank, the Lead Bank and Participant Bank acknowledge that their respective First Loss Accounts must cover any Realized Losses for that Master Commitment whether arising from the Designated Loans or not, further that all Realized Losses occurring after exhaustion of all First Loss Accounts shall be paid by the applicable PFI to the extent of its Credit Enhancement obligation on a first Realized Loss come, first Realized Loss paid basis, and that recovery or recoupment of Realized Losses from performance-based Credit Enhancement Fees under certain MPF Program products is described in the FHLB Guide. The administration of Realized Losses under this Agreement is illustrated in the FHLB Guide. In addition and without limiting the forgoing, the Parties acknowledge and agree that Realized Losses for each Master Commitment shall be shared as follows:

(i)For MPF Program products with a First Loss Account based on a percentage of each Program Loan acquired under a Master Commitment, such as MPF 100, MPF 125 and MPF Plus, the Realized Losses arising from all the Program Loans acquired under the Master Commitment shall be paid from the following sources:

(A)first from any Reported Gain available for the Master Commitment;
(B)second from the Participants’ First Loss Accounts on a Pro Rata Basis until all First Loss Accounts are exhausted;
(C)next from the Credit Enhancement obligation of the PFI (including any supplemental mortgage insurance paid for by the PFI); and
(D)lastly, any Residual Realized Losses shall be shared by the Participants based on their respective Participation Shares in the Master Commitment so that each Participant Bank and the Lead Bank pays an amount equal to the Residual Realized Losses multiplied by its respective Participation Share in the Master Commitment (on the Loss Allocation Date);

(ii)For MPF Program products with a First Loss Account that increases over time in proportion to the change in outstanding principal balance of the Program Loans acquired under a Master Commitment, such as Original MPF, the Realized Losses arising from all the Program Loans acquired under the Master Commitment shall be paid from the following sources:

(A)first from any Reported Gain available for the Master Commitment;
(B)second from the Participants’ First Loss Accounts based on the amounts of their respective First Loss Accounts for the Master Commitment so that each Participant Bank and the Lead Bank pays an amount equal to the Realized Losses multiplied by the ratio of its First Loss Account to the total First Loss Account for the Master Commitment (accrued through the Loss Allocation Date) until all First Loss Accounts of the Parties are exhausted;

(C)	third from the Credit Enhancement obligation of the PFI; and
(D)lastly, any Residual Realized Losses shall be shared by the Participants based on their respective allocations to the total First Loss Account for the Master Commitment so that each Participant Bank and the Lead Bank pays an amount equal to the Residual Realized Losses multiplied by its respective percentage of the total First Loss Account for the Master Commitment (accrued through the Loss Allocation Date). For example, if a Master Commitment had a total First Loss Account of $100,000 (accrued through the Loss Allocation Date for a Realized Loss), and the Participant Bank’s FLA was $25,000 and the Lead Bank’s First Loss Account was $75,000, then the Participant Bank would pay 25% of the Residual Realized Loss and the Lead Bank would pay 75% of the Residual Realized Loss.

(iii)Government Loans. The Program Loans acquired under certain Master Commitments subject to this ARTICLE VII may be Government Loans, and given the PFI’s obligation to absorb all Unreimbursed Servicing Expenses, the Parties do not anticipate incurring any Realized Losses in connection with such Master Commitments but in the event such Realized Losses are incurred and are not recovered from the PFI or any insurance or guaranty of the Government Loans, then the Parties agree that they will share such Realized Losses based on their respective Participation Shares in the Master Commitment so that each Participant Bank and the Lead Bank pays an amount equal to the Realized Losses multiplied by its respective Participation Share in the Master Commitment (on the Loss Allocation Date).

(3)Allocation in the Event of a Failure of a PFI or Servicer. The Parties agree that the allocation of losses in the event of a failure of a PFI or Servicer shall be as specified in the FHLB Guide.

(f)Termination of the Participant Bank ’s Right to Acq uire Additional Participation Interests. At such time as this Agreement expires or terminates, the Participant Bank’s right to acquire Participation Interests in Designated Delivery Commitments will terminate; provided, however, that no such termination shall be effective with respect to any unfunded Designated Delivery Commitments existing on or prior to the date of such termination.

(g)Interest in Loan Documents.Provisions concerning interest in the Loan Documents shall be specified in the FHLB Guide.

(h)Participation Support Services by the MPF Provider. In addition to any support services provided for elsewhere in this Agreement, the MPF Provider shall provide to the Lead Bank and Participating Bank such support services in accordance with the provisions in the FHLB Guide. Support services include bookkeeping, furnishing of Participation Certificates, reports and administration services in connection with the Participation Interest.

(i)Participation Share. The MPF Provider shall be able to rely on the written direction of the MPF Bank delivered in accordance with the FHLB Guide to confirm to any Participant participating in Program Loans acquired by the MPF Bank that such Participant is vested in its Participation Share in each such Program Loan upon its acquisition by the MPF Bank, without the need for further documentation, upon the deposit of funds equal to the Participant’s Participation Share to the MPF Bank’s Clearing Account.

(j)	Costs and Expenses.

(1) Administrative Costs and Costs of Enforcements.    The Participant Bank
agrees to, promptly upon demand, indemnify and reimburse the Lead Bank for the Participant Bank’s Participation Interest of Administrative Costs which may be incurred or paid by the Lead Bank as specified in the FHLB Guide. The Participant Bank and the Lead Bank further agree that the costs of enforcement, which include all amounts specified in the FHLB Guide, incurred in any effort to collect any amounts payable under this ARTICLE VII shall be paid in accordance with this Agreement.

(2)Payment Through Clearing Account. To effect payment of any amount owed by the Participant Bank under this Section 7.2(j), the Lead Bank shall draw against the Participant Bank’s Clearing Account from time to time (whether or not any such draw shall cause the balance in the Participant Bank’s Clearing Account to become negative). In the event that any withdrawal from the Participant Bank’s Clearing Account shall cause the balance in such account to become negative, such deficit shall be governed by the provisions of Section 7.6.

(k)Unconditional Obligations. The Participant Bank and the Lead Bank agree that their respective obligations under this Agreement are, and at all times and in all events shall be,

absolute, irrevocable and unconditional and shall not be affected by any intervening circumstances occurring after the date hereof or by, among other things, any of the following:

(1) any act or omission of any kind by any PFI, any Borrower, any guarantor or any other person (except for a breach by the other party); or

(2) any set off, counterclaim or defense to payment which the Participant Bank or
Lead Bank may have or have had against the other party unrelated to this Agreement; or

(3) the existence of any event of default hereunder or under any of the Loan
Documents, PFI Agreements, Master Commitments, the Guides or any other agreement (except this Agreement), instrument or document referred to in or executed and delivered pursuant to any thereof; or

(4) any    change    of any    kind whatsoever in the financial position or creditworthiness of the Lead Bank, the Participant Bank, any Borrower, any PFI, any guarantor or any other person.

Section 7.3. Participant Bank’s Representations.

Each Participant Bank agrees to purchase all Participation Interests upon the representations and warranties specified in the FHLB Guide, which shall inure to the benefit of the Lead Bank. Such representations and warranties include, but may not be limited to, the nature of investment in the Participation Interest, that the Participant Bank is a sophisticated investor, the extent that it assumes all risk of loss and that it understands that there is no public market for the Participation Interests.

Section 7.4. Lead Bank’s Representations.

Each Lead Bank makes the following representations, which shall inure to the benefit of the Participant Bank: (i) the Lead Bank is the owner of the Program Loans and of the Participation Interests to be sold to Participant Bank hereunder, and the Lead Bank’s interest in the Program Loans and the Participation has not been encumbered or hypothecated; (ii) Lead Bank has received all necessary regulatory approvals to engage in the MPF Program; and (iii) each Participation Interest to be sold to the Participant Bank hereunder is free and clear of any adverse claim from any person or entity claiming by or through the Lead Bank.

Section 7.5. Covenants.

Without limiting any other requirements in this ARTICLE VII, the Parties agree that the sale and purchase of Participation Interests shall also be subject to the Parties’ respective obligations under the covenants specified in the FHLB Guide, which include covenants relating to the funding of Participant Bank’s Participation Interest, allocations to First Loss Accounts and delivery of Confirmations.

Section 7.6. Participant Bank’s Default.

If the Participant Bank shall default in or otherwise fail to meet its obligations to provide Defaulted Funds, then the Lead Bank may advance funds to the PFI or the Borrower in an amount not exceeding the amount of such Defaulted Funds. If the Lead Bank makes any such advance, then the Participant Bank shall immediately reimburse the Lead Bank upon demand. Any sums due from the Participant Bank to the Lead Bank (including, without limitation, Defaulted Funds and the Participant Bank’s Share of costs and expenses under Section 7.2(j)) shall: (i) accrue interest, payable upon demand, at the MPF Bank Default Rate; and (ii) shall be paid in full, together with interest thereon, from any moneys (including, without limitation, all payments of principal, interest, expenses or fees, whether obtained from or on behalf of the Borrower, voluntarily or otherwise) which would have been payable to the Participant Bank in the absence of the Participant Bank’s default, prior to the Participant Bank’s receiving such moneys. In addition, the Lead Bank may draw against funds from the Participant Bank’s Clearing Account from time to time to satisfy the Participant Bank’s obligations under this Section 7.6 (whether or not any such withdrawal shall cause the balance in the Participant Bank’s Clearing Account to become negative) upon giving the Participant Bank concurrent notice. In such event, the provisions of Section 5.5 shall be applicable. Such payments to the Lead Bank shall be first applied to accrued interest and then to the repayment of the amounts initially owed to the Lead Bank. The Participant Bank shall remain obligated to fund all other amounts under this ARTICLE VII. The Lead Bank’s remedies and rights under this Agreement and the FHLB Guide are cumulative and concurrent and in addition to every other available right, power or remedy at law or in equity.

Section 7.7. Lead Bank’s Default.

Any sums due from the Lead Bank to the Participant Bank shall be payable upon demand and shall accrue interest, payable upon demand, at the MPF Bank Default Rate. In addition, the Participant Bank may draw against funds from the Lead Bank’s Clearing Account from time to time to satisfy the Lead Bank’s obligations under this Section 7.7 (whether or not any such withdrawal shall cause the balance in the Lead Bank’s Clearing Account to become negative) upon giving the Lead Bank concurrent notice. In such event, the provisions of Section 5.5 shall be applicable. Such payments to the Participant Bank shall be first applied to accrued interest and then to the repayment of the amounts initially owed to the Participant Bank. The Lead Bank shall remain obligated to fund all other amounts under this ARTICLE VII. The Participant Bank’s remedies and rights under this Agreement and the FHLB Guide are cumulative and concurrent and in addition to every other available right, power or remedy at law or in equity.

ARTICLE VIII. ADDITIONAL PRODUCTS AND PROVIDER PROGRAM LOANS

Section 8.1. Use of Additional Products and Provider Program Loans.

Each MPF Bank agrees to follow the requirements and obligations specified in this Agreement, the FHLB Guide and Guides when offering Additional Products and Provider Program Loans to its PFIs, including, but not limited to, requirements or obligations relating to monitoring, reporting or indemnification.

Section 8.2. Assignment of Master Commitments.

Each MPF Bank agrees to assign to the MPF Provider each Additional Product MC that such MPF Bank executes with its PFIs in accordance with the provisions specified in the FHLB Guide.

Section 8.3. Sponsored Accounts.

Each MPF Bank shall establish a Sponsored Account for each Additional Product type of which its PFI is a Servicer of the Provider Program Loans delivered under an Additional Product MC. An MTA Addendum specific to the particular Additional Product shall be signed by such MPF Bank and the MPF Provider, and joined in by such MPF Bank’s PFI, as a condition of the PFI activating the respective Additional Product MC. Every Sponsored Account will be a non- interest bearing custodial principal and interest account for the benefit of the PFI pursuant to the respective MTA Addendum. Any overdraft of a Sponsored Account shall be governed by the applicable MTA Addendum and any costs or fees associated with the Sponsored Account are payment obligations of the MPF Bank and such payments will be effectuated pursuant to Section 5.5.

Section 8.4. Transfer of Servicing of Provider Program Loans.

The Parties agree that any transfers of servicing of Provider Program Loans or of Additional Products among PFIs from other MPF Banks’ districts will be governed by the FHLB Guide.

Section 8.5. Participating in Additional Products.

(a) MPF Bank’s Clearin g Account . All Provider Program Loan repurchases, advances, account fees, indemnification payments and any other payments or fees due to the MPF Provider related to Additional Products are payment obligations of the applicable MPF Bank and such payments will be effectuated pursuant to Section 5.5. All Provider Program Loan purchases will be effectuated pursuant to Section 5.5.

(b)No Liability. Without limiting any provision in this Agreement, each MPF Bank hereby disclaims and shall not assume liability for the performance by the MPF Provider of its obligations under any Additional Product agreements between the MPF Provider and an Additional Product counterparty and the MPF Provider is not assuming any liability for the performance by any MPF Bank of its obligations under this Agreement, any PFI Agreement and any Additional Product agreements between such MPF Bank and an Additional Product counterparty or its PFIs.

ARTICLE IX. SERVICES FEES

Section 9.1. MPF Membership Fee.

Each MPF Bank agrees to pay a fee for the membership and participation in the MPF Program. The amount of such fee and payment schedule shall be determined as set forth in the FHLB Guide.

Section 9.2. Transaction Services Fee.

Each MPF Bank shall pay a monthly Transaction Services Fee to the MPF Provider as compensation for the Services to be provided to the MPF Bank. The rate and amount of the Transaction Services Fee shall be determined as set forth in the FHLB Guide.

Section 9.3. Additional Services Fees.

In the event an MPF Bank requests the MPF Provider to provide any Additional Services other than the Services specified in the FHLB Guide as regular or standard services, such MPF Bank shall pay the fees for such Additional Services as provided in the FHLB Guide or as may be agreed to between such MPF Bank and the MPF Provider.

Section 9.4. Counterparty Fees.
The MPF Provider shall pay an MPF Bank a Counterparty Fee as set forth in the FHLB Guide.

ARTICLE X. MARKETING AND TRAINING

Section 10.1. MPF Program Marketing to Members.

The Parties agree that marketing of the MPF Program to Members shall be in accordance with the provisions of the FHLB Guide.

Section 10.2. Training.

The Parties agree that the responsibility for training of PFIs and the availability of training for PFIs or MPF Bank employees, which administer each MPF Bank’s responsibilities under the MPF Program, shall be in accordance with and as provided for in the FHLB Guide.

ARTICLE XI. MPF PROGRAM REPRESENTATIONS AND COVENANTS

Section 11.1. Risk of Loss.

Each MPF Bank assumes all risk of loss in connection with its investment in Program Loans, and its execution of each PFI Agreement and each Master Commitment except for any losses arising directly from the negligence or willful misconduct of the MPF Provider in its provision of the Services pursuant to this Agreement or breach of its fiduciary duties specified in Section 3.9; provided, however, that such assumption of risk is not intended to waive or release the liability of any person or entity that is not a party to this Agreement. In the event that an MPF Bank approves any Approved Non-Member Servicer or non-PFI servicer to service Program Loans it owns, such MPF Bank assumes all the risk of loss in connection with such Approved Non-Member Servicer or non-PFI servicer’s discharge of its Servicing obligations; provided that nothing herein shall limit the ability of such MPF Bank to seek indemnification from such Approved Non-Member Servicer or non-PFI servicer for any breach of Servicing obligation under any agreement.

Section 11.2. Default by PFIs; Enforcement.

Each of the Parties is entitled to assume that no PFI default or event which, with the giving of notice or lapse of time, or both, would constitute such a default, has occurred and is continuing unless such Party (i) has actual knowledge of such default or event, or (ii) has been notified in writing that such a default or event has occurred. For the avoidance of doubt, no duty to notify or inform Parties that are not directly affected by such default or event shall be implied by this Section 11.2.

Section 11.3. Use of Intellectual Property.

Each MPF Bank covenants and agrees that the use of any and all intellectual property related to the MPF Program shall be in accordance with rights and requirements specified in the FHLB Guide.

Section 11.4. Authorization and Enforceability.

Each of the Parties represents to the MPF Provider and any other applicable Parties that
(i) all necessary corporate and other action has been taken to authorize it to execute, and to perform its obligations under, this Agreement, and (ii) all necessary regulatory approvals to engage in the MPF Program have been obtained and (iii) this Agreement is the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization pursuant to the Federal Home Loan Bank Act, as amended, moratorium and other similar laws affecting the rights of creditors generally and general equitable principles.

Section 11.5. MPF Provider’s Representations and Warranties.

In addition to the above representations, the MPF Provider represents and warrants that it shall timely perform the Services in a commercially reasonable manner and with the same care, skill, prudence and diligence with which it would service and administer if it was its own portfolio of Mortgages. Further, the MPF Provider represents to each MPF Bank and warrants that the MPF Program is compliant with all applicable state and federal laws, including consumer laws, and rules and regulations; provided, however, that the MPF Provider makes no representations or warranties with respect to actions taken at the direction of, or matters within the control of, each MPF Bank including, but not limited to, transactions customized at the request or direction of such MPF Bank. Further, the MPF Provider represents to each MPF Bank and warrants that all copyrights, trademarks, service marks, patents and other intellectual property rights used in the MPF Program do not infringe upon the rights of any third parties.

Section 11.6. Use of Proprietary Information and Confidentiality.

Each Party has been and may hereafter be furnished with Confidential Information. Each Party agrees (i) to keep the Confidential Information confidential using reasonable means, not less than those used to protect its own Confidential Information, (ii) to not disclose the Confidential Information, without the prior written approval of the other Party to whom the Confidential Information relates (“Related Party”), to anyone other than to its officers or employees who have a need to know its contents to perform their duties in connection with the MPF Program, to any member of its Board of Directors, to its regulators, to any Participant or approved investor in Program Loans acquired from the MPF Bank or its PFIs, or to those third party agents who agree to be bound by the terms of this Section 11.6, as evidenced by a written statement or agreement in form and substance reasonably satisfactory to the Related Party, and
(iii) upon completion of its use of the Confidential Information or at any time upon the Related Party’s request, to promptly return or destroy the Confidential Information, including all copies made thereof in any format and all notes pertaining to the same; provided, however, that each Party shall be permitted to retain a copy of any Confidential Information in accordance with its record retention policies and procedures or as required by law, regulation or court order. The Party shall certify to the Related Party that all Confidential Information was properly returned or destroyed in accordance with this Section 11.6. For purposes of this Section 11.6, when transmitting or providing access to “nonpublic personal information” (as that term is defined in Title V of the Gramm-Leach-Bliley Act (15 U.S.C. § 6809)), each Party shall use a secure method that is generally accepted as preventing unauthorized access such as encrypted transmission or providing secure, password protected web-access. Each Party further agrees that if it is served with process or any other governmental or regulatory request for the Confidential Information (excluding an examination request by the FHFA), it will immediately notify the General Counsel of the Related Party that disclosed such Confidential Information, prior to complying with such process, order or request, unless prohibited by applicable law, regulation or court order. Each MPF Bank agrees to provide the MPF Provider and any Related Party prompt notice of any breach or compromise of the security or confidentiality of any Confidential Information or nonpublic personal information. The MPF Provider shall notify any Related Party of any theft of hardware containing any Confidential Information or nonpublic personal information even if such information is encrypted. Upon such notice, the Related Party shall not disclose any information about the breach or attempted breach without the consent of the MPF Provider unless required by applicable law.

Section 11.7. Additional Covenants.

The Parties acknowledge and agree to all the additional MPF Program covenants, representations and warranties specified in the FHLB Guide.

ARTICLE XII. INDEMNIFICATION AND EXCULPATION

Section 12.1. MPF Bank’s Indemnification Obligations.

(a)Indemnification. In addition to any other remedy under this Agreement, and with respect to each Program Loan owned by an MPF Bank, each MPF Bank agrees to indemnify, defend and hold harmless the MPF Provider, its affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including, without limitation, costs and reasonable attorneys’ fees and expenses, to which it may be put or which it may incur by reason of, or in connection with any of the following:

(1)any misrepresentation made by such MPF Bank in this Agreement, or any breach by such MPF Bank of its warranties or obligations set forth in this Agreement;

(2)the collection, payment or transfer of cash or other funds between an Owner Bank and Assisting Bank, one of which is the indemnifying MPF Bank;

(3)with respect to services provided under Section 3.2, any act or omission of an Approved Non-Member Servicer;

(4)the origination, Servicing, loss mitigation, purchase or sale of a Bank Program Loan that the MPF Bank’s PFI sold or serviced or any breach or purported breach by a PFI that is a member of such MPF Bank, or the PFI’s predecessor in interest, of its representations or warranties, covenants, obligations, duties or responsibilities with respect to a Bank Program Loan; provided that the indemnification under this Section 12.1(a)(3) does not include any liability of the MPF Provider that arises directly and solely from: (i) gross negligence or willful misconduct by the MPF Provider or (ii) ordinary negligence of the MPF Provider in handling funds; or

(5)any act or omission of a non-PFI servicer in Servicing Program Loans, where such MPF Bank consents to the Servicing of such non-PFI servicer for any MPF product, and regardless of whether the MPF Provider acknowledges or consents to the Servicing.

(b)Exclusions. The MPF Bank indemnification under Section 12.1 (a) (1)-(2) does not include indemnification for the following: (1) consequential or punitive damages and (2) with respect to the MPF Provider’s obligation in its capacity as an Owner Bank or an Assisting Bank with respect to its corresponding Assisting Bank or Owner Bank.

Section 12.2. MPF Provider’s Indemnification Obligations.

(a)Indemnification. In addition to any other remedy under this Agreement, the MPF Provider agrees to indemnify, defend and hold harmless each MPF Bank, its affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including, without limitation, costs and reasonable attorneys’ fees and expenses, to which it may be put or which it may incur by reason of, or in connection with any and all of the following: (i) any misrepresentation made by the MPF Provider set forth in this Agreement; or (ii) any breach by the MPF Provider of any of its representations, warranties or obligations set forth in this Agreement.

(b)Exclusions. The MPF Provider’s indemnification under this Section 12.2 (a) does not include indemnification for consequential or punitive damages.

Section 12.3. Participant Bank’s and Lead Bank’s Indemnification Obligations.

(a)Participant Bank’s Indemnification. In addition to any other remedy under this Agreement, any Participant Bank agrees to indemnify, defend and hold harmless the Lead Bank, its affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including, without limitation, costs and reasonable attorneys' fees and expenses, to which it may be put or which it may incur by reason of, or in connection with, any of the following: (i) any misrepresentation made by such Participant Bank in this Agreement; (ii) any breach by such Participant Bank of any of its warranties in this Agreement; or (iii) any failure by such Participant Bank to fulfill any covenants or agreements set forth in this Agreement.

(b)Lead Bank’s Indemnification Obligation. In addition to any other remedy under this Agreement, each Lead Bank agrees to indemnify, defend and hold harmless each Participant Bank participating in a participation by such Lead Bank, such Participant Bank’s affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including, without limitation, costs and reasonable attorneys’ fees and expenses, to which it may be put or which it may incur by reason of, or in connection with, any and all of the following: (i) any misrepresentation made by the Lead Bank in this Agreement; (ii) any breach by Lead Bank of any of its warranties in this Agreement; or
(iii) any failure by the Lead Bank to fulfill any covenants or agreements set forth in this Agreement or arising out of the sale or distribution of any of the Participation Certificates by it in violation of the Securities Act of 1933, as amended, or any applicable state securities or blue sky laws.

Section 12.4. Additional Product Indemnification Obligations.

(a)In addition to any other remedy under this Agreement, and with respect to any Additional Product, each MPF Bank agrees to indemnify, defend and hold harmless the MPF Provider, its affiliates and each stockholder, director, officer, employee and agent, if any, thereof from and against any and all loss, damage, liability or expense, including, without limitation, costs and reasonable attorneys’ fees and expenses, to which it may be put or which it may incur by reason of, or in connection with any and all of the following:

(1)such MPF Bank’s breach of its obligations under any Addendum to the PFI Agreement, this Agreement or the FHLB Guide;

(2)the origination, Servicing, loss mitigation, purchase or sale of a Provider Program Loan that the MPF Bank’s PFI sold or serviced or any breach or purported breach by a PFI that is a member of such MPF Bank, or the PFI’s predecessor in interest, of its representations or warranties, covenants, obligations, duties or responsibilities with respect to an Additional Product; provided that the indemnification under this Section 12.4(a)(3) does not include any liability of the MPF Provider that arises directly and solely from: (i) gross negligence or willful misconduct by the MPF Provider or (ii) ordinary negligence of the MPF Provider in handling funds;

(3)any breach by such MPF Bank of its obligations under any Additional Product agreements between such MPF Bank and an Additional Product counterparty;

(4)any payments obligations owed by the MPF Provider to an Additional Product counterparty that a PFI is contractually responsible to pay to such MPF Bank under the PFI Agreement and fails to pay; or

(5)any act or omission of a non-PFI servicer in Servicing Program Loans, where such MPF Bank consents to the Servicing of such non-PFI servicer for any MPF product, and regardless of whether the MPF Provider acknowledges or consents to the Servicing.

Section 12.5. Engagement in the MPF Program Exclusion From Indemnification.

The Parties agree that any indemnification under this Agreement does not include indemnification for any loss, damage, liability or expense arising out of any litigation challenging the authority of the MPF Provider or any MPF Bank to engage in the MPF Program.

Section 12.6. Exculpations.

The Parties agree that their respective exculpation rights and obligations relating to their engagement in the MPF Program, including as a Lead Bank, a Participant Bank, an Assisting Bank, an Owner Bank or the MPF Provider, shall be as specified in the FHLB Guide.

ARTICLE XIII. TERM AND TERMINATION

Section 13.1. Term of Agreement and Termination.

(a)Unless terminated earlier as provided in this ARTICLE XIII, this Agreement shall continue in force until terminated, without cause, by a Party giving all other Parties at least one hundred eighty (180) days’ prior written notice; provided, however, that failure to give notice to any Party shall not affect notice given to another Party. For avoidance of any doubt, written notice of termination shall only terminate this Agreement as between the MPF Bank providing such notice and all other existing Parties to this Agreement, and the Agreement shall remain in full force and effect among all such other existing Parties. If the MPF Provider provides written notice of termination to an MPF Bank, the written notice of termination shall only terminate this Agreement as between such MPF Bank and all other existing Parties to this Agreement, and the Agreement shall remain in full force and effect among all such other existing Parties.

(b)Notwithstanding the termination of this Agreement by any Party for any reason, the obligations of the terminating Party, the MPF Provider and any other Party thereby affected by the termination shall continue with respect to all Program Loans funded or purchased under this Agreement pursuant to Delivery Commitments issued prior to such termination, including, without limitation, the MPF Provider shall provide the services for each Program Loan acquired by an MPF Bank, and such MPF Bank shall pay the applicable Transaction Services Fees, continuously from the date of such termination until the earliest of:

(1)the Program Loan's principal and interest have been paid in full in accordance with the requirements of the PFI Agreement; or

(2)the Program Loan has been foreclosed or liquidated, the security property therefor properly disposed of, and the claim settled with the PFI;

(3)	an MPF Bank sells its Program Loans to another MPF Bank; or

(4)in accordance with the procedures set forth in the FHLB Guide, the MPF Provider’s obligations are (i) transferred to a third party by agreement of such MPF Bank and the MPF Provider, (ii) transferred to a third party on written direction of the FHFA or (iii) with the consent of the MPF Provider, assumed by such MPF Bank.

(c)Upon the termination of this Agreement for any reason, each MPF Bank agrees to use commercially reasonable efforts to promptly return to the MPF Provider all marketing and operational materials previously provided by the MPF Provider, and no longer needed by such MPF Bank to fulfill its remaining obligations hereunder, unless other mutually acceptable arrangements have been made.

Section 13.2. Events of Default.

It shall be an Event of Default under this Agreement if any Party, with respect to another Party, fails to perform its obligations or breaches any of its covenants under this Agreement and such failure to perform or breach is not cured (i) within sixty (60) days from the date the non- breaching party gives written notice of such default, if the default is capable of being cured within such time limit, or (ii) within a reasonable time after notice if the cure is commenced within the sixty (60) day period and diligently pursued thereafter.

Section 13.3. Termination and Other Remedies.

(a)Remedies for the MPF Bank’s Default . Without limiting the effect of Section 12.1 or Section 12.4, upon the occurrence of an Event of Default caused by any MPF Bank, (i) the MPF Provider shall have the right, subject to the requirements of Section 13.1(b), to terminate this Agreement with respect to such MPF Bank, and (ii) the MPF Bank shall pay to the MPF Provider an amount equal to the MPF Provider’s actual and direct damages arising from and accruing during the continuance of the Event of Default, but the MPF Bank shall have no responsibility for any consequential or punitive damages.

(b)Remedies for the MPF Provider’s Default . Without limiting the effect of Section 12.2, upon the occurrence of an Event of Default caused by the MPF Provider, each MPF Bank shall have the right, subject to the requirements of Section 13.1(b), to terminate this Agreement with respect to such MPF Bank. Until the MPF Provider’s obligations to provide the Services terminates as provided in Section 13.1(b), such MPF Bank shall continue to pay the Transaction Services Fee for the Services after a termination in accordance with the provisions of the FHLB Guide at the time of such termination. Further, the MPF Provider shall pay to such MPF Bank an amount equal to the MPF Bank’s actual and direct damages arising from the Event of Default, but the MPF Provider shall have no responsibility for any consequential or punitive damages.

(c)Trigger Event. Upon the occurrence of a Trigger Event, this Agreement shall terminate with respect to the applicable MPF Bank or MPF Banks, and the provisions of Section 13.1(b) shall apply.

Section 13.4. Obligations Regarding PFIs; Support for Program Loans.

(a)An MPF Bank’s covenant to monitor the credit and maintain collateral to secure its PFIs’ obligations set forth in this Section 13.4 shall apply and shall survive the expiration or termination of this Agreement as well as the sale of the Program Loans by such MPF Bank unless such covenants and obligations have been assigned to another MPF Bank or other approved investor in such Program Loans in accordance with Section 4.4.

(b)Each MPF Bank agrees (i) to notify the MPF Provider of any material adverse changes, of which it becomes aware, in the financial condition of those PFIs who service or provide credit enhancements for any Program Loans in which any other MPF Bank has an interest and authorizes the MPF Provider to share such information with the relevant MPF Banks or other Participants, and (ii) to share relevant credit assessments and information on those PFIs with the MPF Provider.

(c)Each MPF Bank agrees to obtain a perfected security interest in collateral for the benefit of itself and any Participants and/or Owner Banks, except when prohibited by law, as the MPF Bank reasonably determines may be necessary to secure the obligations of the MPF Bank’s PFIs under their respective PFI Agreements or any other credit agreement, securing each PFI’s obligations under its PFI Agreement.

(d)Without limiting the rights of the MPF Provider and any other MPF Bank under this Agreement and the FHLB Guide, the MPF Provider shall not have an interest in any (i) other property taken as security for any other credit, loan or financial accommodation made or furnished to any PFI by any MPF Bank in which the Participant has no participation interest; (ii) property now or hereafter in the MPF Bank’s possession or under the MPF Bank’s control other than by reason of any PFI Agreement; or (iii) deposits or other indebtedness which may be or might become security for performance or payment of any obligations and liabilities of any PFI under the PFI Agreement by reason of the general description contained in any instrument other than the PFI Agreement held by such MPF Bank or by reason of any right of setoff, counterclaim, banker’s lien or otherwise.

Section 13.5. Survival.

Without limiting any other express survival provisions contained in this Agreement, all representations and warranties and the indemnifications contained in this Agreement shall survive the termination of this Agreement.

Section 13.6. Termination Relating to Approved Non-Member Servicers.

The Parties agree that additional termination provisions relating to Approved Non- Member Servicers shall be in accordance with the provisions of the FHLB Guide.

ARTICLE XIV. MISCELLANEOUS

Section 14.1. Notices.

Whenever notice is required under this Agreement or by applicable law, it must be given as provided in the FHLB Guide, unless otherwise expressly provided in this Agreement.

Section 14.2. The Guides and Other Documents.

The MPF Provider shall provide access to the Guides, including, without limitation, any amendments, restatements, replacements or other modifications thereto, or any pronouncements with respect thereto as provided in the FHLB Guide.

Section 14.3. Addresses.

For purposes of this Agreement, the address, telephone and facsimile numbers for the MPF Bank and the electronic transmission information for the MPF Provider and the MPF Banks are as set forth in the FHLB Guide. Any change in notice addresses must be given in writing and given as provided in the FHLB Guide, but such change shall be effective only upon actual receipt.

Section 14.4. Effect of Agreement.

The MPF Provider will have no obligation or responsibility to any MPF Bank except as specifically stated in this Agreement or the FHLB Guide. This Agreement constitutes the entire agreement among the Parties, and no representation, promise, inducement or statement of intent has been made by any Party which is not embodied in this Agreement or the incorporated FHLB Guide. For the avoidance of doubt, this Agreement is not intended to create rights and obligations between or among the MPF Banks unless specifically provided in this Agreement. In addition, the Parties agree that this Agreement is supplemented by any Custody Addendum and any Confidentiality Agreement with respect to LEVELS information. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the FHLB Guide, this Agreement shall control.

Section 14.5. Execution in Counterparts; Delivery of Signatures.

This Agreement, and any amendments, waivers, consents or supplements related hereto, may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of a signature page to, or an executed counterpart of, this Agreement (or any amendment, waiver, consent or supplement related hereto) by facsimile, email transmission of a scanned image, or other electronic means, shall be effective as delivery of an originally executed counterpart.

Section 14.6. Governing Law.

This Agreement shall be construed and enforced in accordance with the statutory and common law of the United States of America. To the extent federal law incorporates or defers to state law, or does not apply, the relevant state law shall be the law of the State of Illinois (without regard to conflicts of law principles) applicable to agreements to be performed in the State of Illinois.

Section 14.7. Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 14.8. Successors and Assigns; No Third-Party Beneficiaries.

Subject to the terms of Section 4.4, this Agreement shall be binding upon and inure to the benefit of the MPF Provider and each MPF Bank and their respective successors and permitted assigns. Although the provisions of this Agreement may benefit Persons that are not Parties including, without limitation, PFIs, Members, Servicers or other Persons engaged in the MPF Program, none of them is an intended third-party beneficiary of this Agreement and they shall have no rights under this Agreement. For the avoidance of any doubt, there are no intended or implied third-party beneficiaries to this Agreement.

Section 14.9. Waivers and Amendments.

No delay on the part of any Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by one Party of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless in writing and executed and delivered by the Party against whom enforcement of such amendment, modification, waiver, or consent is sought.

Section 14.10. References to Sections, Exhibits and Agreement; Captions.

Unless otherwise indicated either expressly or by context, any reference in this Agreement to a “Section” or “Exhibit” shall be deemed to refer to a Section of or Exhibit to this Agreement. All references herein to this “Agreement” shall, as of any time after the date hereof, be deemed to include all amendments hereto, which have been made prior to such time in accordance with Section 14.9. Article and Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

Section 14.11. Specific Performance.

The Parties hereto recognize and agree that it may be impossible to measure in money the damages which will accrue to any Party hereto or its successors or assigns by reason of a failure to perform any of the obligations arising under this Agreement. Therefore, if a Party or its successors or assigns shall institute any action or proceeding to enforce any provision hereof, any Party against whom such action or proceeding is brought hereby agrees that specific performance may be sought and obtained for any breach of this Agreement, without the necessity of proving actual damages.

Section 14.12. Mediation of Disputes; Jurisdiction and Venue.

(a)No Party shall institute a proceeding before any tribunal to resolve any controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof (a “Dispute”), before such Party has sought to resolve the dispute through mediation. If the applicable Parties do not promptly agree on a mediator, any such Party may request the Director of the FHFA to appoint a mediator. All mediation proceedings under this Agreement shall be held in Washington, D.C. or such other location as the applicable Parties may agree upon. If the mediator is unable to facilitate a settlement of the Dispute within a reasonable time, as determined by the mediator, the mediator shall issue a written statement to the applicable Parties to that effect and the complaining Party may then pursue any other remedy available to it at law or in equity. The fees and expenses of the mediator shall be paid by the Party initiating mediation, unless the applicable Parties agree otherwise, but the paying Party shall be entitled to a judgment for reimbursement of such fees and expenses if it prevails against any other Party on all material issues in a judicial proceeding.

(b)Each Party consents to the exercise of jurisdiction over its person and its property by any court of competent jurisdiction situated in the City of Chicago, State of Illinois (whether it be a court of the State of Illinois or a court of the United States of America situated in Illinois) for the enforcement of this Agreement or in any other controversy, dispute or question arising hereunder, and such Party waives any and all personal or other rights to object to such jurisdiction for such purposes. Each Party, for itself and its successors and assigns, waives any objection which it may have to the laying of venue of any such action, suit or proceeding in any such court; provided, that the provisions of this paragraph shall not be deemed to preclude any other appropriate forum. If such litigation is commenced at any time, the applicable Parties agree that service of process may be made, and personal jurisdiction over the other Party obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation by United States certified or registered mail, return receipt requested, addressed to such Party at its address for notices as provided in this Agreement. The applicable Parties waive all claims of lack of effectiveness or error by reason of any such service.

Section 14.13. No Joint and Several Liability; Necessary Parties.

No Party to this Agreement shall be jointly and severally liable for any breach of any other Party under this Agreement. No Party to this Agreement shall be deemed a necessary party to any proceeding or litigation simply by reason of being a Party of this Agreement. The Parties agree that in the event of any dispute or disagreement among Parties relating to this Agreement that require any type of proceeding or litigation to resolve the dispute or disagreement, only the Parties among whom such dispute has arisen shall be made a party to any proceeding or litigation.

Section 14.14. Amendment and Restatement

This Agreement amends, restates, replaces and supersedes in their entirety the MPF Agreements. Each Party to this Agreement (a) agrees that all references to the MPF Agreements that are included in any other agreement or other document executed or delivered by any Party in connection with the MPF Program shall be deemed to be references to this Agreement, as amended from time to time, and (b) hereby amends all such MPF Agreements and other documents to the extent necessary or appropriate to reflect such changed references.

Section 14.15. Equal Treatment of MPF Banks.

The MPF Program is a cooperative program among the MPF Banks and the MPF Provider. Consequently, the MPF Provider and each MPF Bank agree that any amendment or modification to this Agreement offered by or to any Active MPF Bank shall be promptly offered to all other Active MPF Banks.

[SIGNATURE PAGE(S) FOLLOWS]

ARTICLE XV. SIGNATURES

IN WITNESS WHEREOF, the MPF Provider and each MPF Bank has caused this Agreement to be executed by its duly authorized officers, as of the date first above written.

MPF PROVIDER and MPF BANK:
FEDERAL HOME LOAN BANK OF CHICAGO

By:
Name:
Title:

MPF BANK: FEDERAL HOME LOAN BANK OF ATLANTA

By:                        By:
Name:                    Name:
Title:                        Title:

MPF BANK: FEDERAL HOME LOAN BANK OF BOSTON

By:                        By:
Name:                    Name:
Title:                        Title:

MPF BANK: FEDERAL HOME LOAN BANK OF DALLAS

By:                        By:
Name:                    Name:
Title:                        Title:

MPF BANK: FEDERAL HOME LOAN BANK OF DES MOINES

By:                        By:
Name:                    Name:
Title:                        Title:

MPF BANK: FEDERAL HOME LOAN BANK OF PITTSBURGH

By:                        By:
Name:                    Name:
Title:                        Title:

MPF BANK: FEDERAL HOME LOAN BANK OF NEW YORK

By:                        By:
Name:                    Name:
Title:                        Title:

MPF BANK: FEDERAL HOME LOAN BANK OF SAN FRANCISCO

By:                        By:
Name:                    Name:
Title:                        Title:

MPF BANK: FEDERAL HOME LOAN BANK OF TOPEKA

By:
Name:
Title: